UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2010

KIMCO REALTY CORPORATION

 (Exact name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3333 New Hyde Park Road, Suite 100 New Hyde Park, NY	11042
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code (516) 869-9000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06     Material Impairments.

On June 11, 2010, Kimco Realty Corporation (the "Company") and BIG Shopping Centers established a new joint venture to acquire a portfolio of 15 neighborhood and community shopping centers as described in the Company’s news release, which is attached as Exhibit 99.1 hereto and incorporated by reference herein. In connection with the joint venture, the Company concluded on June 11, 2010 that it will recognize an estimated non-cash impairment charge of approximately $12 million, or approximately $0.03 per diluted share, during the second quarter of 2010.

Item 9.01     Financial Statements and Exhibits.

(d)       The following exhibit is filed with this report:

99.1     News release dated June 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Dated:  June 15, 2010

By:

/s/ Michael V. Pappagallo

Name:

Michael V. Pappagallo

Title:

Executive Vice President,

Chief Operating Officer and

Chief Financial Officer